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                                                                     EXHIBIT 1.1

                                  $120,000,000

                               COLEMAN CABLE, INC.
                            (a Delaware corporation)

                          9 7/8% Senior Notes due 2012

                               PURCHASE AGREEMENT

September 21, 2004

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                                                              September 21, 2004

Wachovia Capital Markets, LLC
c/o Wachovia Capital Markets, LLC
    One Wachovia Center
    301 South College Street
    Charlotte, North Carolina  28288

Ladies and Gentlemen:

      Coleman Cable, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Wachovia Capital Markets, LLC (the "Initial Purchaser"), $120,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2012 (the "Notes"), which will be unconditionally guaranteed as to principal, premium, if any, and interest (the "Guarantees") by the subsidiaries of the Company named in
Schedule I hereto (each individually, a "Guarantor" and collectively, the "Guarantors"). The Notes will be issued pursuant to an Indenture (the "Indenture") dated as of the Closing Date (as defined in Section 2) among the Company, the Guarantors and Deutsche Bank National Trust Company, as Trustee (the "Trustee"). This Agreement, the Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchaser and the Company (the "Registration Rights Agreement") and the Indenture are hereinafter collectively referred to as the "Transaction Documents" and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions".

      The Notes (and the related Guarantees) will be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"). The Initial Purchaser has advised the Company that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Initial Purchaser deems advisable.

      In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated September 10, 2004 (the "Preliminary Memorandum") and a final offering memorandum, dated the date hereof (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum"). Each Memorandum sets forth certain information concerning the Company, the Notes, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser.

      1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:

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      (a) The Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from either Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein, as specified in Section 10. The statistical data included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

      (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse change in or effect on (i) the business, operations, properties, prospects, assets, liabilities, shareholders' equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Notes or the Transaction Documents.

      (c) The Company and each Guarantor has the requisite corporate power and authority to own or lease its properties and conduct its business as described in each Memorandum; and the Company has the requisite corporate power and authority to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

      (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

      (e) Each Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or through wholly-owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims, although such shares are pledged under the existing and new senior revolving credit facilities.

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      (f) Except to the extent prohibited under the existing revolving credit facility to be terminated in connection with the offering and the new senior revolving credit facility described in the Final Memorandum, and except to the extent prohibited by the 15% Senior Subordinated Notes due June 30, 2008 issued under an indenture with The Prudential Insurance Company to be redeemed in connection with the offering, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Final Memorandum.

      (g) Except as otherwise disclosed in the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

      (h) Deloitte & Touche LLP, who has certified certain of the financial statements included in the Final Memorandum (as specified more fully therein) and delivered its report with respect to the audited financial statements in the Final Memorandum, is an independent auditor with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

      (i) The financial statements (including the notes thereto) of the Company and its consolidated subsidiaries in the Final Memorandum fairly present the financial position, results of operations, cash flows and changes in shareholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and, except for the absence of audited financial statements for 2001, segment information specified in Rule 3-03(e) of Regulation S-X and condensed consolidating information specified in Rule 3-10 of Regulation S-X, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act; and the information set forth under the captions "Offering Memorandum Summary - Summary Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Financial Data" in the Final Memorandum that has been extracted from the financial statements of the Company has been fairly extracted from the financial statements of the Company and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included in the Final Memorandum.

      (j) Except as disclosed in the Final Memorandum, subsequent to the respective dates as of which information is given in the Final Memorandum, (i) none of the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered

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into any material transaction in each case not in the ordinary course of business; (ii) except for a $250,000 distribution to its shareholders in connection with a prior property sale, the Company has not purchased any of its outstanding capital stock, and has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and
(iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

      (k) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (l) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

      (m) The Indenture and the Registration Rights Agreement have been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor, and will constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture and the Registration Rights Agreement will conform to the description thereof in the Final Memorandum.

      (n) The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture that is qualified thereunder.

      (o) The Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, on the Closing Date, upon the due issuance and delivery of the related Notes, will have been duly executed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights

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Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform to the descriptions thereof in the Final Memorandum.

      (p) The execution, delivery and performance by the Company and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by the Company and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby (including the new senior revolving credit facility) will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, shareholders' agreement or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or any of their respective properties are subject, or with the certificate of incorporation or by-laws of the Company or any Guarantor, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any Guarantor, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any Guarantor, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of the Company and the Guarantors under the Registration Rights Agreement.

      (q) No legal or governmental proceedings or investigations are pending or threatened to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject, other than proceedings accurately described in the Preliminary Memorandum and the Final Memorandum and such proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect.

      (r) There are no relationships, direct or indirect, between or among the Company or any Guarantor, on the one hand, and the respective directors, officers, shareholders, customers or suppliers of the Company or any Guarantor, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Final Memorandum; and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Final Memorandum.

      (s) Each of the Company and each Guarantor is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Final Memorandum, will be (i) insolvent, (ii) left with unreasonably small

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capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

      (t) The Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

      (u) The Company and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development having a Material Adverse Effect.

      (v) The statements set forth in the Preliminary Memorandum and the Final Memorandum under the captions "Description of Certain Indebtedness", "Description of Notes", "Exchange Offer; Registration Rights", and "Notice to Investors", insofar as such statements constitute summaries of legal documents, fairly summarize in all material respects such documents.

      (w) The Company and each Guarantor have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them except as set forth in the Final Memorandum, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party. Any property leased by the Company and each Guarantor is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder.

      (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any Guarantor maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any Guarantor has any liability, direct or indirect, contingent or otherwise (a "Plan"); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under
Section 401(a) of the Code is so

                                      -6-
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qualified in all material respects and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

      (y) Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any Guarantor exists, is imminent or is threatened, and the senior officers of the Company and each Guarantor are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

      (z) No proceedings for the merger, consolidation, liquidation or dissolution of the Company or any Guarantor or the sale of all or a material part of the assets of the Company or any Guarantor or any material acquisition by the Company or any Guarantor are pending or contemplated.

      (aa) The Company and each Guarantor owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except where the failure to own or otherwise possess such rights would not have a Material Adverse Effect; none of the Company or any Guarantor has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

      (bb) The Company and each Guarantor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Company or any Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

      (cc) The Company and each Guarantor has complied with all laws, ordinances, regulations and orders applicable to the Company and each Guarantor, and their respective businesses, and none of the Company or any Guarantor has received any notice to the contrary; and each of the Company and each Guarantor possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, "Licenses") necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Final Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the "Agencies"), and each other federal, state and local agency the regulations of which are applicable to the businesses or products of the Company and each Guarantor, except where the failure to so comply or to possess such Licenses would not have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Company's knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof. The Licenses contain no restrictions, except for restrictions applicable to the wire and cable industry generally, that are materially burdensome to the Company.

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      (dd) The operation of the business of the Company and each Guarantor in the manner and to the full extent now operated or proposed to be operated as described in the Final Memorandum is in accordance with the Licenses, and all orders, rules and regulations of the Agencies, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder except to the extent that such revocation, termination or other impairment would not have a Material Adverse Effect, and the Company and each Guarantor is in compliance with all statutes, orders, rules and regulations of the Agencies relating to or affecting its operations except to the extent that its failure to comply would not have a Material Adverse Effect.

      (ee) (i) The Company and each Guarantor is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations and requirements, and all orders, judgments, decisions and decrees issued to the Company or the Guarantors, in each case relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

            (i) the Company and each Guarantor has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses ("Environmental Permits");

            (ii) there are no past or present conditions or circumstances, including, to the Company's knowledge, pending changes in any Environmental Permits, (i) that are likely to interfere with the conduct of the business of the Company and each Guarantor in the manner now conducted, or (ii) which would interfere with compliance with any Environmental Law or Environmental Permits; and

            (iii) there are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each Guarantor or, to the Company's knowledge, any business, assets or properties formerly leased, operated or owned by the Company or any Guarantor, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company or its any Guarantor to comply with any Environmental Law; or
      (iv) fines or penalties arising under any Environmental Law;

except in each case for any that, singly or in the aggregate, would not result in a Material Adverse Effect.

      (ff) Neither the Company nor any Guarantor is in violation of its certificate of incorporation or its bylaws, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, shareholders' agreement or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of their respective properties are subject, except where such default would not result in a Material Adverse Effect.

      (gg) The Company and each Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and each Guarantor retains adequate reserves.

      (hh) Except as disclosed in the Final Memorandum, as of the Closing Date and after giving effect to the transactions described under the caption "Use of Proceeds" in the Final Memorandum, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act or to require the Company to include any securities held by any person in any registration statement filed by the Company under the Securities Act.

      (ii) Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (jj) Within the preceding six months, none of the Company or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Company, or solicited offers to buy or otherwise negotiated in respect of any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder.

      (kk) None of the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      (ll) None of the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act ("Regulation S"). Terms used in this paragraph have the meanings given to them by Regulation S.

      (mm) None of the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

      (nn) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

      (oo) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and disclosed in the Preliminary Memorandum and the Final Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

      (pp) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

      (qq) There are, and during the last 12 months there have been, no material disputes between the Company and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Company) ("Material Suppliers") or ten largest customers (as measured by dollar volume of products sold by the Company) ("Material Customers"). The Company's relations with its Material Suppliers and Material Customers are good, and the Company has received no notice, and is not otherwise aware, of any anticipated dispute with any of its Material Suppliers and Material Customers, or that (i) any Material Supplier intends to cease or reduce its supply to the Company or (ii) any Material Customer intends to cease or reduce its purchases from the Company.

      (rr) Except as disclosed in the Final Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

      (ss) The Company does not intend to treat any of the transactions contemplated by the Transaction Documents as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Initial Purchaser thereof. If the Company so notifies the Initial Purchaser, the Company acknowledges that the Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.

      (tt) The Company has been advised by the NASD's PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

      (uu) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

      (vv) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

      (ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

      (xx) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (yy) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

      (zz) There is no subsidiary of the Company that is not a Guarantor hereunder.

Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchaser or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchaser as to the matters covered thereby.

      2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $120,000,000 aggregate principal amount of Notes, and the Initial Purchaser, agrees to purchase from the Company the principal amount of Notes at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price"). One or more certificates in definitive form or global form, as instructed by the Initial Purchaser has, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchaser for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchaser duly paid, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Mayer, Brown, Rowe & Maw, LLP ("Counsel for the Initial Purchaser"), 190 S. LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., New York City time, on September 28, 2004, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company will make such certificate or certificates for the Notes available for examination by the Initial Purchaser at the Chicago, Illinois offices of Counsel for the Initial Purchaser not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.

      3. Offering of the Notes and the Initial Purchaser's Representations and Warranties. The Initial Purchaser represents and warrants to and agree with the Company that:

      (a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB").

      (b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors".

      (c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

      (d) With respect to offers and sales outside the United States:

            (i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

                  "The Notes covered hereby have not been registered under the
            U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and September 28, 2004, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."; and

            (ii) the Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, the Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

      Terms used in this Section 3(d) have the meanings given to them by Regulation S.

      4. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

      (a) The Company will prepare the Final Memorandum in the form approved by the Initial Purchaser and prior to the completion of the distribution will not amend or supplement the Final Memorandum without first furnishing to the Initial Purchaser a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Initial Purchaser may reasonably object.

      (b) The Company will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period referred to in paragraph (c) below, without charge, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request.

      (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, if any event occurs or condition exists as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly
(i) notify the Initial Purchaser of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchaser, at its own expense, an amendment or supplement to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Final Memorandum to the Initial Purchaser and Counsel for the Initial Purchaser, without charge, in such quantities as may be reasonably requested.

      (d) The Company will (i) qualify the Notes and the Guarantees for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchaser. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (e) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, the Company will deliver to the Initial Purchaser such additional information concerning the business and financial condition of the Company as the Initial Purchaser may from time to time reasonably request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchaser as to the nature of such information or event. The Company will likewise notify the Initial Purchaser of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement. The Company will also, for a period of five years from the Closing Date, deliver to the Initial Purchaser, as soon as available and without request, copies of any reports and financial statements furnished to or filed with the Commission.

      (f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

      (g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

      (h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      (i) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

      (j) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder in a manner which would require the registration under the Securities Act of the Notes.

      (k) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

      (l) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

      (m) Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

      (n) For so long as any Notes are outstanding, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.

      (o) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES

      LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

      (p) The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of Wachovia Capital Markets, LLC.

      (q) The Company will, promptly after it has notified the Initial Purchaser of any intention by the Company to treat the Transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchaser.

      5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities requested, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any "road show" presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including of the Initial Purchaser) and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

      (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in
Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

      6. Conditions to the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

      (a) The Initial Purchaser shall have received (i) an opinion, dated the Closing Date, of Gardner Carton & Douglas LLP, counsel for the Company, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit A hereto (except that such opinion will not cover enforceability under New York law), and (ii) an opinion, dated the Closing Date, of Arnold & Porter covering enforceability under New York law as required by paragraphs (H), (I),
(J) and (K) of Exhibit A, in form and substance satisfactory to the Initial Purchaser.

      (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, Counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters. In rendering such opinion, such counsel may rely as to certain matters of law upon the opinion of Gardner Carton & Douglas LLP referred to in Section 6(a).

      (c) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser and Counsel for the Initial Purchaser, from Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Memorandum; provided that the letter shall use a "cut-off date" within three days of the date of such letter. References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

      (d) (i) None of the Company nor any Guarantor, shall have sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Preliminary Memorandum or the Final Memorandum, there shall not have been any change in the long-term debt of the Company and any Guarantor, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, shareholders' equity, earnings, condition (financial or otherwise), results of operations or management of the Company and any Guarantor, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Final Memorandum (exclusive of any amendment or supplement thereto).

      (e) None of the information set forth in the sections of the Final Memorandum entitled "Use of Proceeds", "Security Ownership of Certain Beneficial Owners and Management", and "Certain Relationships and Related Transactions" shall have changed, nor shall there have been any change in the information with respect to the directors and officers of the Company from what is set forth in the section of the Final Memorandum entitled "Management", if the effect of any such change, individually or in the aggregate, in the sole judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner described in the Final Memorandum, exclusive of any amendment or supplement thereto.

      (f) The Initial Purchaser shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, of the Chief Executive Officer and the Chief Financial Officer of the Company as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(d) and (e).

      (g) The Notes shall have received initial ratings of not less than B- by Standard & Poor's and B3 by Moody's, and, subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Company's other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

      (h) The Notes shall have been designated for trading on PORTAL.

      (i) The Notes shall be eligible for clearance and settlement through The Depository Trust Company ("DTC"), and Clearstream Banking and the Euroclear System as indirect participants of DTC.

      (j) On or before the Closing Date, the Initial Purchaser and Counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

      (k) The Company's new senior secured revolving credit facility has been executed by all parties and is in full force and effect.

      7. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof.

      (b) The Initial Purchaser will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

      (c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the "indemnifying party"), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

      (d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) ("Losses"), the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, may be subject, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchaser, the parties' intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director or officer of the Company or any Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

      (e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchaser may otherwise have.

      8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

      9. Termination. (a) The Initial Purchaser may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets, currency exchange rates or controls or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Final Memorandum, exclusive of any amendment or supplement thereto.

      (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

      10. Information Supplied by Initial Purchaser. The statements set forth under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchaser, constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 1(a) and 7 hereof.

      11. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604,
Attention: General Counsel, with a copy to Mayer, Brown, Rowe & Maw, LLP, 190 S. LaSalle, Chicago, Illinois 60603, Attention: James Junewicz and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085, Attention: Richard N. Burger with a copy to Gardner Carton

& Douglas LLP, 191 N. Wacker Drive, Suite 3700, Chicago, Illinois 60606,
Attention: George McKann.

      12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor to the Initial Purchaser because of such purchase.

      13. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

      14. Consent to Jurisdiction and Service of Process. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

      (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 11 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

      15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchaser.

                                         Very truly yours,

                                         COLEMAN CABLE, INC.

                                         By: /s/ G. Gary Yetman
                                            ----------------------------------
                                            Name: G. Gary Yetman
                                            Title: President and CEO

                                         GUARANTORS:
                                         BARON WIRE & CABLE CORP.
                                         CCI ENTERPRISES, INC.
                                         CCI INTERNATIONAL, INC.
                                         LAKESIDE DRIVE ASSOCIATES, INC.
                                         OSWEGO WIRE INCORPORATED
                                         THE DEKALB WORKS COMPANY

                                         By:  /s/ G. Gary Yetman
                                             ---------------------------------
                                             Name: G. Gary Yetman
                                             Title: President and CEO

Accepted as of the date hereof.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Lewis S. Morris III
   -------------------------------------
   Name: Lewis S. Morris III
   Title: Vice President

                                                                       EXHIBIT A

                 FORM OF OPINION OF GARDNER CARTON & DOUGLAS LLP

      The opinion of Gardner Carton & Douglas LLP to be delivered pursuant to
Section 6(a) of the Purchase Agreement shall be to the effect that:

      A. The Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation.

      B. The Company is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions listed on the attached Exhibit A which we have been informed by the Company are the only jurisdictions in which the Company is qualified to do business as a foreign entity.

      C. The Company has the requisite corporate power to own or lease its properties and conduct its business as described in each Memorandum, to enter into the Transaction Documents and to carry out its obligations thereunder.

      D. Each Guarantor is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions listed on the attached Exhibit A, which we have been informed by the Company are the only jurisdictions in which the Guarantors are qualified to do business as a foreign entity; all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, although such shares are pledged under the existing and new senior revolving credit facilities.

      E. The Company has an authorized capitalization as set forth in the Final Memorandum.

      F. To such counsel's actual knowledge, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject other than proceedings fairly summarized in all material respects in the Final Memorandum.

      G. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

      H. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

      I. The Guarantees have been duly authorized, executed and delivered, and when the Notes have been paid for by the Initial Purchaser in accordance with the terms of the Purchase

                                      Ex. A

Agreement and assuming authentication of the Notes, are valid and binding agreements of each Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

      J. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

      K. The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement and delivered to the noteholders in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

      L. The statements in the Final Memorandum under the captions "Description of Certain Indebtedness", "Description of Notes", "Exchange Offer; Registration Rights", and "Notice to Investors", insofar as such statements constitute summaries of legal documents, fairly summarize in all material respects such documents.

      M. The statements in the Final Memorandum under the caption "Certain U.S. Federal Income Tax Considerations", insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

      N. Based upon the representations, warranties and agreements of the Company in Sections 1(jj), 1(kk), 1(ll), 1(mm), 1(nn), 4(g), 4(h), 4(i) and 4(j) of the Purchase Agreement and of the Initial Purchaser in Section 3 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchaser in accordance with Section 3 of the Purchase Agreement to register the Notes under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

      O. The execution, delivery and performance by the Company and each Guarantor of the Transaction Documents and the issuance and sale of the Notes will not conflict with or result in a breach or default under (or result in an event that with notice or the lapse of time or both would constitute a breach or default under), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Guarantor pursuant to, (A) the certificate of incorporation, bylaws or similar organizational documents of the Company or any Guarantor, (B) any agreement or other instrument known to such counsel to which either the Company or a Guarantor is a party or by which any of their

                                    Ex. A - 2
respective properties or assets are bound, (C) any law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or a Guarantor or any of their respective properties or assets, other than the securities or "blue sky" laws of the various states, as to which such counsel need express no opinion (and it being understood such counsel is not passing upon in this paragraph compliance with respect to antifraud provisions of any law, rule or regulation), except in the case of clauses (B) for any conflict, violation, breach, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except in the case of clause (C) for any consents required by the Act or the Trust Indenture Act with respect to the obligations of the Company and the Guarantors under the Registration Rights Agreement.

      P. Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      Q. To our actual knowledge after reasonable inquiry, there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Preliminary Memorandum or the Final Memorandum.

      In addition, Gardner Carton & Douglas LLP shall include in its opinion or a separate letter the following language:

            We make no representation that we have independently verified the accuracy, completeness or fairness of the Final Memorandum or that the actions taken in connection with the preparation of the Final Memorandum (including the actions described in the next paragraph) were sufficient to cause the Final Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Final Memorandum except to the extent otherwise explicitly indicated in paragraphs L and M above.

            We can, however, confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchaser, counsel for the Initial Purchaser and representatives of the independent auditors for the Company during which disclosures in the Final Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company.

            Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of the applicable law and the experience we have gained in our practice thereunder we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Final Memorandum (other than the financial statements and other financial data included therein or omitted therefrom, as to which we have not been requested to express a view), at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make

                                    Ex. A - 3
the statements therein, in light of the circumstances under which they were made, not misleading.

                                    Ex. A - 4

                                   SCHEDULE I

                                   GUARANTORS

BARON WIRE & CABLE CORP.
CCI ENTERPRISES, INC.
CCI INTERNATIONAL, INC.
LAKESIDE DRIVE ASSOCIATES, INC.
OSWEGO WIRE INCORPORATED
THE DEKALB WORKS COMPANY

                                      S-1